Exhibit 3.65

For Ministry Use Only																	Ontario Corporation Number 1454287

Form 4 Business Corporations Act	ARTICLES OF AMALGAMATION
1. The name of the amalgamated corporation is:

	G	A	R	V	E	N	I	N	C	O	R	P	O	R	A	T	E	D

2. The address of the registered office is:

492 Sovereign Court
(Street & Number, or R.R. Number & if Multi-Office Building give Room No.)

	London, Ontario																		N	6	M	1	B	2
	(Name of Municipality or Post Office)																		Postal Code)

3. Number (or minimum and maximum number) of directors is:
Minimum – One (1)
Maximum – Five (5)

	4. The director(s) is/are:														Administrateur(s):
	First name, initials and surname								Addresses for service, giving Street & No. or R.R. No., Municipality and Postal Code													Resident Canadian State Yes or No
	Paul D. House								4429 15th Street, Jordan Station, Ontario L0R 1S0													Yes

	Donald B. Schroeder								1090 Westhaven Drive, Burlington, Ontario L7P 5B5													Yes

	Tom McNeely								1464 Bayshire Drive Oakville, Ontario L6H 6E7													Yes

	5. (A) The amalgamation agreement has been duly adopted by the shareholders of each of the													☐

amalgamating corporations as required by subsection 176 (4) of the Business Corporations Act on the date set out below.

Check A or B

(B)                                                The amalgamation has been approved by the directors of each amalgamating corporation by a resolution as required by section 177 of the Business Corporations Act on the date set out below.
The articles of amalgamation in substance contain the provisions of the articles of incorporation of and are more particularly set out in these articles.

	☒	(

Names of amalgamating corporations	Ontario Corporation Number	Date of Adoption/Approval

Garven Incorporated	241862	November 29, 2000

Maidstone Town Centre Inc.	905266	November 29, 2000

6. Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise.

None

7. The classes and any maximum number of shares that the corporation is authorized to issue:

The Corporation is authorized to issue an unlimited number of common shares without par value.

8. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:

None.

9. The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows:

(i) The right to transfer shares of the capital stock of the Corporation shall be restricted in that no shares shall be transferred without either:

(a) The previous express sanction of the holders of at least fifty-one per cent (51%) of the outstanding shares, or

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(b) The sanction of the Directors of the Corporation expressed either by resolution passed by a majority of the Board or by instrument signed by a majority thereof.

10. Other provisions. (if any):

(i)        The number of shareholders of the Corporation (exclusive of persons who are in the employment of the Corporation) is hereby limited to Fifty-(50), two or more persons holding one or more shares jointly being counted as a single share-holder;

(ii) Any invitation to the public to subscribe for any shares, debentures, debenture stock of the Corporation is hereby prohibited.

11. The statements required by subsection 17B(2) of the Business Corporations Act are attached as Schedule ”A”.

12. A copy of the amalgamation agreement or directors resolutions (as the case may be) is/are attached as Schedule ”B”.

These articles are signed in duplicate.

Names of the amalgamating corporations and signatures and descriptions of office of their proper officers

GARVEN INCORPORATED		MAIDSTONE TOWN CENTRE INC.

Per:	/s/ Tom McNeely	Per:	/s/ Paul D. House
Tom McNeely, C.F.O.		Paul D. House, President

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SCHEDULE ”A-1” TO ARTICLES OF AMALGAMATION OF

GARVEN INCORPORATED AND MAIDSTONE TOWN CENTRE INC.

STATEMENT OF DIRECTOR OR OFFICER OF
GARVEN INCORPORATED

The undersigned, a director or officer of Garven Incorporated (“Garven”), one of the amalgamating corporations referred to in the Articles of Amalgamation to which this schedule is attached as Schedule ”A-l”, hereby states that:

1.                                       there are reasonable grounds for believing that Garven is, and the amalgamating corporation will be, able to pay its liabilities as they become due and the realizable value of the amalgamated corporation’s assets will not be less than the aggregate of its liabilities and stated capital of all classes;

2.                                       there are reasonable grounds for believing that no creditor of Garven will be prejudiced by the amalgamation;

3.                                       no creditors of Garven have notified the Corporation that they object to the amalgamation and therefore section 178(2)(c) of the Business Corporations Act (Ontario) (the “Act”) is not applicable; and

4.                                       with respect to section 178(2)(d) of the Act, this section is not applicable in light of the statement made in reference to section 178(2)(c) of the Act.

DATED the 29th day of November, 2000.

/s/ Tom McNeely
TOM McNEELY, C.F.O.

SCHEDULE ”A-2” TO ARTICLES OF AMALGAMATION OF

GARVEN INCORPORATED AND MAIDSTONE TOWN CENTRE INC.

STATEMENT OF DIRECTOR OR OFFICER OF
MAIDSTONE TOWN CENTRE INC.

The undersigned, a director or officer of Maidstone Town Centre Inc. (“Maidstone”), one of the amalgamating corporations referred to in the Articles of Amalgamation to which this schedule is attached as Schedule ”A-2”, hereby states that:

1.                                       there are reasonable grounds for believing that Maidstone is, and the amalgamating corporation will be, able to pay its liabilities as they become due and the realizable value of the amalgamated corporation’s assets will not be less than the aggregate of its liabilities and stated capital of all classes;

2.                                       there are reasonable grounds for believing that no creditor of Maidstone will be prejudiced by the amalgamation;

3.                                       no creditors of Maidstone have notified the Corporation that they object to the amalgamation and therefore section 178(2)(c) of the Business Corporations Act (Ontario) (the “Act”) is not applicable; and

4.                                       with respect to section 178(2)(d) of the Act, this section is not applicable in light of the statement made in reference to section 178(2)(c) of the Act.

DATED the 29th day of November, 2000.

/s/ Paul D. House
PAUL D. HOUSE, President

SCHEDULE B-1

RESOLUTIONS OF THE DIRECTORS

of

GARVEN INCORPORATED

(hereinafter called the “Corporation”)

WHEREAS the Corporation and its sister corporation, Maidstone Town Centre Inc., are wholly owned subsidiaries of Wentim, Ltd;

BE IT RESOLVED THAT:

1.                                       The Corporation and its sister corporation, Maidstone Town Centre Inc., shall amalgamate pursuant to sections 174 and 177 of the Business Corporations Act (Ontario), effective December 31, 2000, and shall continue as one corporation under the name of Garven Incorporated (the “Amalgamated Corporation”).

2.                                       Any director or officer of the Corporation be and he is hereby authorized and directed, for and on behalf of the Corporation, to executed and deliver all such documents and to do all such other acts or things as he may determine to be necessary or advisable to give effect to this resolution (including, without limitation, the delivery of articles of amalgamation in the prescribed form to the Director appointed under the Business Corporations Act (Ontario)), the execution of any such document or the doing of any such other act or thing being conclusive evidence of such determination.

3.                                       Effective upon the issuance of a Certificate of Amalgamation pursuant to Section 178 of the Business Corporations Act (Ontario), and without affecting the validity of the incorporation and existence of the Corporation under its articles of incorporation and of any act done thereunder, all of the shares of the Corporation shall be cancelled without any repayment of capital in respect thereof.

4.                                       The by-laws of the Amalgamated Corporation shall be the same as the by-laws of Maidstone Town Centre Inc.

5.                                       The Articles of Amalgamation of the Amalgamated Corporation shall be the same as the Articles of Incorporation of Maidstone Town Centre Inc.

6.                                       The stated capital of the Corporation shall be added to the stated capital of Maidstone Town Centre Inc.

The foregoing resolutions are hereby consented to by all the Directors set out hereto pursuant to the Business Corporations Act (Ontario).

DATED the 29th day of November, 2000.

/s/ Paul D. House	/s/ Tom McNeely
PAUL D. HOUSE	TOM McNEELY

/s/ Donald B. Schroeder
DONALD B. SCHROEDER

SCHEDULE B-2

RESOLUTIONS OF THE SOLE DIRECTOR

of

MAIDSTONE TOWN CENTRE INC.

(hereinafter called the “Corporation”)

WHEREAS the Corporation and its sister corporation, Garven Incorporated, are wholly owned subsidiaries of Wentim, Ltd;

BE IT RESOLVED THAT:

1.                                       The Corporation and its sister corporation, Garven Incorporated, shall amalgamate pursuant to Sections 174 and 177 of the Business Corporations Act (Ontario), effective December 3l, 2000, and shall continue as one corporation under the name of Garven Incorporated (the “Amalgamated Corporation”).

2.                                       Any director or officer of the Corporation be and he is hereby authorized and directed, for and on behalf of the Corporation, to executed and deliver all such documents and to do all such other acts or things as he may determine to be necessary or advisable to give effect to this resolution (including, without limitation, the delivery of articles of amalgamation in the prescribed form to the Director appointed under the Business Corporations Act (Ontario)), the execution of any such document or the doing of any such other act or thing being conclusive evidence of such determination.

3.                                       Effective upon the issuance of a Certificate of Amalgamation pursuant to Section 178 of the Business Corporations Act (Ontario), all of the shares of Garven Incorporated shall be cancelled without any repayment of capital in respect thereof.

4.                                       The by-laws of the Amalgamated Corporation shall be the same as the by-laws of the Corporation.

5.                                       The Articles of Amalgamation of the Amalgamated Corporation shall be the same as the Articles of Incorporation of the Corporation.

6.                                       The stated capital of Garven Incorporated shall be added to the stated capital of the Corporation.

The foregoing resolutions are hereby consented to by the sole director of the Corporation pursuant to the Business Corporations Act (Ontario).

DATED the 29th day of November, 2000.

/s/ Paul D. House
PAUL D. HOUSE